FINANCIAL SUPPLEMENT 1st Quarter 2021

Information is unaudited, estimated and subject to change. DISCLAIMER This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Report on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to:our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of the novel coronavirus (or COVID-19) pandemic on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; how COVID-19 may affect us, our operations and our personnel; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs, including in response to COVID-19; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Information is unaudited, estimated and subject to change. 2 PORTFOLIO COMPOSITION 94% of Chimera's equity capital is allocated to mortgage credit Billions 3.3 2.9 1.1 8.8 Equity Recourse Non-Recourse Residential Mortgage Credit Portfolio Agency MBS Portfolio 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 Total Assets: 14.8 billion Total Assets: 1.4 billion All data is shown at carrying value as of March 31, 2021 Equity Recourse Non-Recourse

Information is unaudited, estimated and subject to change. 3 12% 9% 79% Non-Agency MBS Agency CMBS and RMBS Loan Portfolio GAAP ASSET ALLOCATION Based on fair value. 13% 11% 77% Non-Agency MBS Agency CMBS and RMBS Loan Portfolio March 31, 2021 December 31, 2020 Chimera continues to focus on its Residential Credit portfolios Total Portfolio: $16.3 billion Total Portfolio: $17.1 billion

Information is unaudited, estimated and subject to change. 4 23% 9% 1% 68% Non-Agency and Loans Secured Financing (1) Agency Secured Financing Non-Recourse Debt, Securitized RMBS Non-Recourse Debt, Securitized Loans GAAP FINANCING SOURCES 24% 10% 1% 65% Non-Agency and Loans Secured Financing (1) Agency Secured Financing Non-Recourse Debt, Securitized RMBS Non-Recourse Debt, Securitized Loans (1) Includes secured financing of retained tranches from loan securitizations that are eliminated in consolidation. Chimera optimized its Non-Agency funding by reducing borrowing rates and increasing non-recourse debt March 31, 2021 December 31, 2020 Total Portfolio: $12.9 billion Total Portfolio: $13.5 billion (Rate: 2.6%) (Rate: 3.4%) (Rate: 0.2%) (Rate: 3.7%) (Rate: 0.3%) (Rate: 4.8%)

Information is unaudited, estimated and subject to change. 5 NON-AGENCY FINANCING Chimera continues to focus on longer term and non-mark- to-market financing for its non-agency portfolio M ill io ns 1,110 225 477 562 44 Mark-to-Market Limited Mark-to-Market Non Mark-to-Market 0 - 3 Months 3 - 6 Months 6 - 12 Months Greater Than 12 Months — 250 500 750 1,000 1,250 M ill io ns 429 788 113 348694 121 347 Mark-to-Market Limited Mark-to-Market Non Mark-to-Market 0 - 3 Months 3 - 6 Months 6 - 12 Months Greater Than 12 Months — 250 500 750 1,000 1,250 March 31, 2021 December 31, 2020 Total Non-Agency Secured Financing: $2.4 billion(1) Total Non-Agency Secured Financing: $2.8 billion(1) (1) Excludes secured financing on residential mortgage loans.

Information is unaudited, estimated and subject to change. 6 RESIDENTIAL MORTGAGE CREDIT PORTFOLIO AGENCY PORTFOLIO (1) TOTAL PORTFOLIO GROSS ASSET YIELD: 6.3% 7.3% 6.4% FINANCING COSTS 3.6% 0.2% 3.3% NET INTEREST SPREAD: 2.7% 7.1% 3.1% NET INTEREST MARGIN: 3.2% 7.1% 3.6% All data as of March 31, 2021 (1) Includes $14 million of additional income received from prepayment penalties. Gross Asset Yield is approximately 3.5% excluding these items. NET INVESTMENT ANALYSIS Strong net interest spread resulting from a reduction in financing cost

NET ASSET BREAKDOWN

Chimera invests in RMBS securities and securities created through the CIM Sponsored securitizations. Loans are financed through Financing Trusts.

Investments		Chimera Subsidiaries		Securitization Trusts (1)		Financing Trusts		Total
Non-Agency RMBS, at fair value	$	1,534,936	$	478,542	$	—	$	2,013,478
Agency RMBS, at fair value		86,354		—		—		86,354
Agency CMBS, at fair value		1,355,289		—		—		1,355,289
Residential Mortgage Loans		—		12,141,001		667,011		12,808,012
Total Invested Assets	$	2,976,579	$	12,619,543	$	667,011	$	16,263,133
Securitized Debt (Non-Recourse), collateralized by:								
Non-Agency RMBS	$	—	$	107,367	$	—	$	107,367
Residential Mortgage Loans		—		8,734,372		—		8,734,372
Total Securitized Debt (Non-recourse)	$	—	$	8,841,739	$	—	$	8,841,739
Invested Assets less Securitized Debt	$	2,976,579	$	3,777,804	$	667,011	$	7,421,394
Secured Financing Agreements (Recourse):								
Non-Agency RMBS	$	743,772	$	117,332	$	—	$	861,104
Agency RMBS		64,952		—		—		64,952
Agency CMBS		1,076,498		—		—		1,076,498
Residential Mortgage Loans		—		1,557,351		486,007		2,043,358
Total Secured Financing Agreements	$	1,885,222	$	1,674,683	$	486,007	$	4,045,912
Net Assets	$	1,091,357	$	2,103,121	$	181,004	$	3,375,482

All data as of March 31, 2021

$ in thousands

(1) Includes $950 million of loans account for as secured borrowings and $749 million of securitized debt (non-recourse).

Information is unaudited, estimated and subject to change.

7

CHIMERA INVESTMENT CORPORATION

Information is unaudited, estimated and subject to change. 8 $2.3 Billion Loan Securitization with a Weighted Average Coupon of 6.3% Deal Name Securitized Debt (UPB) Average Yield Legacy Deal CIM 2016-1,2,3 $1,694,026 5.2% 2021 Securitization CIM 2021-R1, NR1 $1,946,674 2.0% Net Impact $252,648 (3.2)% $1.7 Billion Loan Securitization with a Weighted Average Coupon of 6.8% Deal Name Securitized Debt (UPB) Average Yield Legacy Deal CIM 2017-3,4 & 2018-NR1 $1,218,555 4.2% 2021 Securitization CIM 2021-R2, NR2 $1,452,948 2.2% Net Impact $234,393 (2.0)% *All secured financing on retained tranches from 2021 securitizations is Non-Mark-to-Market with a weighted average maturity of 17 months SECURITIZATION ACTIVITY Chimera achieved higher advance rates on new securitizations while reducing securitized debt expense All data as of securitization closing date. $ in thousands

CONSOLIDATED LOAN SECURITIZATIONS

VINTAGE	DEAL	TOTAL ORIGINAL FACE	TOTAL OF TRANCHES SOLD	TOTAL OF TRANCHES RETAINED	TOTAL REMAINING FACE	REMAINING FACE OF TRANCHES SOLD	REMAINING FACE OF TRANCHES RETAINED
2021	CIM 2021-R2	$1,497,213	$1,272,631	$224,582	$1,497,213	$1,272,631	$224,582
2021	CIM 2021-NR2	240,425	180,318	60,107	240,425	180,318	60,107
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	2,064,937	1,749,578	315,359
2021	CIM 2021-NR1	232,682	162,877	69,805	227,299	157,862	69,437
2020	CIM 2020-NR1[(1)]	131,860	84,165	47,695	128,042	80,629	47,413
2020	CIM 2020-R7[(2)]	653,192	562,023	91,169	618,510	527,338	91,172
2020	CIM 2020-R6	418,390	334,151	84,239	393,125	308,816	84,309
2020	CIM 2020-R5	338,416	257,027	81,389	284,910	203,277	81,633
2020	CIM 2020-R4	276,316	207,237	69,079	257,634	188,454	69,180
2020	CIM 2020-R3	438,228	328,670	109,558	389,016	279,490	109,526
2020	CIM 2020-R2	492,347	351,926	140,421	436,245	361,707	74,538
2020	CIM 2020-R1	390,761	317,608	73,153	354,123	281,236	72,887
2019	CIM 2019-R5	315,039	252,224	62,815	258,531	195,871	62,660
2019	CIM 2019-R4	320,802	200,000	120,802	269,484	205,323	64,161
2019	CIM 2019-R3[(2)]	342,633	291,237	51,396	273,184	221,548	51,636
2019	CIM 2019-R2	464,327	358,172	106,155	402,870	297,839	105,031
2019	CIM 2019-R1	371,762	297,409	74,353	317,787	243,748	74,039
2018	CIM 2018-R6[(1)]	478,251	334,775	143,476	331,266	189,980	141,286
2018	CIM 2018-R5[(1)]	380,194	266,136	114,058	250,253	138,891	111,362
2018	CIM 2018-R4[(1)]	387,222	271,056	116,166	277,354	163,031	114,323
2018	CIM 2018-R3	181,073	146,669	34,404	111,521	78,103	33,418
2018	CIM 2018-R2[(1)]	380,292	266,204	114,088	245,840	132,706	113,134
2018	CIM 2018-R1[(1)]	169,032	140,297	28,735	117,202	88,573	28,629
2017	CMLTI 2017-RP2[(1)]	421,329	341,276	80,053	284,851	245,149	39,702
2017	CIM 2017-7	512,446	341,062	171,384	332,615	175,249	157,366
2017	CIM 2017-6[(1)]	782,725	626,179	156,546	471,219	322,173	149,046
2017	CIM 2017-5[(1)]	377,034	75,407	301,627	241,961	171,671	70,290
2017	CIM 2017-1[(1)]	526,267	368,387	157,880	283,252	187,954	95,298
2016	CIM 2016-FRE1[(1)]	185,811	115,165	70,646	102,435	41,360	61,075
2012	CSMC 2012-CIM3	329,886	305,804	24,082	43,662	34,258	9,404
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	14,791	10,792	3,999
	TOTAL	$14,754,249	$11,389,031	$3,365,218	$11,521,557	$8,735,555	$2,786,002

All data as of March 31, 2021

$ in thousands

(1) Currently callable or callable during 2021

(2) Accounted for as a secured borrowing

Information is unaudited, estimated and subject to change.

9

CHIMERA INVESTMENT CORPORATION

chimerareit.com